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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 29, 2005

                         SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

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
            Nevada                         000-51492                     91-1951171
 (State or other jurisdiction             (Commission                  (IRS Employer
       of incorporation)                  File Number)               Identification No.)
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              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM. 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         By letter dated November 29, 2005, Synova Pre-Natal Healthcare, Inc. ("Synova Pre-Natal"), a wholly owned subsidiary of Synova Healthcare Group, Inc. (the "Company"), entered into amendments to its distribution agreement and share purchase agreement with BioPad, Ltd. ("BioPad"), a research and development organization based in Israel.

         The distribution agreement, dated as of September 6, 2005, granted to Synova Pre-Natal the exclusive right to distribute in North America certain fetal monitoring products proprietary to and manufactured by BioPad. Under the share purchase agreement, dated as of September 23, 2005, Synova Pre-Natal agreed to purchase ordinary shares constituting twenty-five percent (25%) of the issued and outstanding ordinary shares of BioPad on a fully diluted basis (excluding options that may be granted to employees of BioPad in an amount equal to up to ten percent (10%) of the issued and outstanding ordinary shares of BioPad) for an aggregate purchase price of $2,630,000, payable in four separate installments, in several closings commencing on November 15, 2005 and conditioned upon BioPad's satisfaction of certain operational milestones.

         The letter agreement amends the distribution agreement by extending the requirement for Synova Pre-Natal and BioPad to agree to certain licensing terms from November 29, 2005 to May 1, 2006.

         The letter agreement also amends several provisions of the share purchase agreement. First, the amendments provide that if Synova Pre-Natal is unable to raise the capital required to purchase the BioPad shares, then Synova Pre-Natal may either have an escrow closing and fill the escrow amount from other sources or it may terminate the share purchase agreement. The amendments also provide that if Synova Pre-Natal elects to terminate the share purchase agreement in accordance with the foregoing provision, then BioPad has the option, until January 31, 2007, either to repay the $500,000 paid to it by Synova Pre-Natal on November 29, 2005 or to issue and allot to Synova Pre-Natal $750,000 of BioPad's ordinary shares based on a $10,000,000 pre-money valuation. Additionally, in the event of such a termination, the distribution agreement and shareholders agreement between the two parties would also be terminated.

         Lastly, the amendments to the share purchase agreement provide for an escrow closing to take place on January 31, 2006. Accordingly, several closing conditions originally due on November 29, 2005 are now due on January 31, 2006, including, among others, the requirement that Synova Pre-Natal deposit $1,880,000 into the escrow account. As of November 29, 2005, Stephen E. King, Chairman and Chief Executive Officer of Synova Pre-Natal, became a member of the board of directors of BioPad.

         A copy of the letter agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.


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ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits.


         The following exhibit is filed herewith:


         Exhibit No.      Description
         -----------      ------------

         2.1 Agreement, dated November 29, 2005, by and between Synova Pre-Natal Healthcare, Inc. and BioPad Ltd.







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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SYNOVA HEALTHCARE GROUP, INC.



Date: December 5, 2005                    By: /s/ Stephen E. King
                                              ---------------------------------
                                                 Name:  Stephen E. King
                                                 Title: Chief Executive Officer



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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.          Description
-----------          ------------

2.1 Agreement, dated November 29, 2005, by and between Synova Pre-Natal Healthcare, Inc. and BioPad Ltd.